Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Intelli-Check, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-143448, 333-85436 and 333-478828) and on Form S-3 (Nos. 333-127663, 333-104598 and 333-59494) of Intelli-Check, Inc., of our report dated March 25, 2008, relating to the financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ Amper, Politziner & Mattia, P.C.

New York, New York
March 25, 2007